==============================================================================





                            [AMENDED AND RESTATED](1)
                              TRUST AGREEMENT [TN]



                                Dated as of [DD]



                                     Between



                                      [OP]



                                       and



               WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION



                      One Embraer Model EMB-145 XR Aircraft
                     Bearing Manufacturer's Serial No. [MSN]
                        and U.S. Registration No. N[REG]
                    with Two Allison Model AE3007A1E Engines
          Bearing Engine Manufacturer's Serial Nos. CAE[E1] and CAE[E2]


==============================================================================




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(1)  Delete for New Aircraft.

                                TABLE OF CONTENTS

                                                                            PAGE

SECTION 1.  DEFINITIONS.......................................................1

SECTION 2.  DECLARATION OF TRUST..............................................1

SECTION 3.  AUTHORIZATION; CONDITIONS PRECEDENT...............................2
      3.1  Authorization......................................................2
      3.2  Conditions Precedent...............................................3

SECTION 4.  RECEIPT, DISTRIBUTION AND APPLICATION OF INCOME
            FROM THE TRUST ESTATE.............................................3
      4.1  Payments from Trust Estate Only....................................3
      4.2  Distribution of Payments...........................................4
            4.2.1  Payments to Mortgagee......................................4
            4.2.2  Payments to Owner Trustee, Other Parties...................4
            4.2.3  Certain Distributions to Owner Participant.................4
            4.2.4  Excluded Payments..........................................5
            4.2.5  Payments to the Lessee.....................................5
      4.3  Method of Payments.................................................5

SECTION 5.  DUTIES OF OWNER TRUSTEE...........................................5
      5.1  Notice of Event of Default.........................................5
      5.2  Action upon Instructions...........................................6
      5.3  Limitations on Duties..............................................6
      5.4  No Duties except as Specified; No Action except as
            Specified.........................................................7
            5.4.1  No Duties except as Specified..............................7
            5.4.2  No Action except as Specified..............................7
      5.5  Satisfaction of Conditions Precedent...............................7
      5.6  Fixed Investment Trust.............................................7

SECTION 6.  OWNER TRUSTEE.....................................................7
      6.1  Acceptance of Trusts and Duties....................................7
      6.2  Absence of Certain Duties..........................................8
      6.3  No Representations or Warranties as to Certain Matters.............9
      6.4  No Segregation of Monies; Interest.................................9
      6.5  Reliance upon Certificates, Counsel and Agents....................10
      6.6  Not Acting in Individual Capacity.................................10

                                TABLE OF CONTENTS
                                   (Continued)

                                                                            PAGE

      6.7  Fees; Compensation................................................10
      6.8  Tax Returns.......................................................11

SECTION 7.  INDEMNIFICATION OF FIRST SECURITY BY OWNER
            PARTICIPANT......................................................11

SECTION 8.  TRANSFER OF OWNER PARTICIPANT'S INTEREST.........................12
      8.1  Transfer of Interest..............................................12

SECTION 9.  SUCCESSOR OWNER TRUSTEES; CO-TRUSTEES............................13
      9.1  Resignation of Owner Trustee; Appointment of
            Successor........................................................13
            9.1.1  Resignation or Removal....................................13
            9.1.2  Execution and Delivery of Documents, Etc..................13
            9.1.3  Qualifications............................................14
            9.1.4  Merger, Etc...............................................14
      9.2  Co-Trustees and Separate Trustees.................................14

SECTION 10.  SUPPLEMENTS AND AMENDMENTS TO TRUST AGREEMENT
            AND OTHER DOCUMENTS..............................................16
      10.1  Supplements and Amendments and Delivery Thereof..................16
            10.1.1  Supplements and Amendments...............................16
            10.1.2  Delivery of Amendments and Supplements
                     to Certain Parties......................................16
      10.2  Discretion as to Execution of Documents..........................16
      10.3  Absence of Requirements as to Form...............................17
      10.4  Distribution of Documents........................................17
      10.5  No Request Needed as to Lease Supplement and
             Trust Indenture Supplement......................................17

SECTION 11.  MISCELLANEOUS...................................................17
      11.1  Termination of Trust Agreement...................................17
      11.2  Termination at Option of the Owner Participant...................18
      11.3  Owner Participant Has No Legal Title in Trust Estate.............18
      11.4  Assignment, Sale, etc. of Aircraft...............................18
      11.5  Trust Agreement for Benefit of Certain Parties Only..............18
      11.6  Citizenship of Owner Participant.................................18
      11.7  Notices..........................................................19
      11.8  Severability.....................................................19
      11.9  Waivers, Etc.....................................................19

                                TABLE OF CONTENTS
                                   (Continued)

                                                                            PAGE

      11.10  Counterparts....................................................19
      11.11  Binding Effect, Etc.............................................19
      11.12  Headings; References............................................20
      11.13  Name of the Trust...............................................20
      11.14  Governing Law...................................................20

SECTION 12.  CERTAIN LIMITATIONS.............................................20
      12.1  Limitations on Control; Exceptions...............................20

                 [AMENDED AND RESTATED](2) TRUST AGREEMENT [TN]

            This [AMENDED AND RESTATED](3) TRUST AGREEMENT [TN], dated as of [DD], between [OP], a corporation organized under the laws of the OP Jurisdiction ("Owner Participant"), and WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, a national banking association (in its individual capacity, "Wells Fargo" and otherwise not in its individual capacity but solely as trustee hereunder, "Owner Trustee")[, which amends and restates in its entirety the Trust Agreement [TN], dated as of [EPD], between the Owner Participant and Wells Fargo (the "Original Trust Agreement").](4)

            In connection with the issuance of the Equipment Notes on a non-recourse basis by the Owner Trustee in accordance with the Participation Agreement [TN], dated as of the date hereof, among Continental Airlines, Inc., Owner Participant, Owner Trustee, Wilmington Trust Company and Embraer-Empresa Brasileira de Aeronautica S.A., Owner Participant and Wells Fargo wish to [amend and restate the Original Trust Agreement in its entirety as](5) [enter into this agreement on the terms](6) set forth below.

            Accordingly, the parties hereto agree as follows:

                             W I T N E S S E T H:
                             - - - - - - - - - -

            SECTION 1.   DEFINITIONS

            Capitalized terms used but not defined herein shall have the respective meanings set forth or incorporated by reference, and shall be construed and interpreted in the manner described, in Annex A to the Lease Agreement [TN], dated as of the date hereof, between Owner Trustee and Continental Airlines, Inc, as Lessee.

            SECTION 2.   DECLARATION OF TRUST

            Wells Fargo hereby declares that it will hold the Trust Estate as Owner Trustee upon the trusts hereinafter set forth for the use and benefit of Owner Participant, subject, however, to the provisions of and the Lien created by the Trust Indenture and to the provisions of the Lease and the Participation Agreement.


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(2)  Delete for New Aircraft.

(3)  Delete for New Aircraft.

(4)  Delete for New Aircraft.

(5)  Delete for New Aircraft.

(6)  Delete for New Aircraft.

            SECTION 3.   AUTHORIZATION; CONDITIONS PRECEDENT

            3.1   Authorization

            In respect of the Aircraft, Owner Participant hereby authorizes and directs Owner Trustee to, and Owner Trustee agrees for the benefit of Owner Participant that it will, on and after the Closing Date, subject (except with respect to Section 3.1(a)) to due compliance with the terms of Section 3.2:

            (a) execute and deliver the Participation Agreement, the Trust Indenture, the Lease and the other Owner Trustee Agreements (in the respective forms in which they are delivered from time to time by Owner Participant to Owner Trustee);

            (b) subject to the terms of this Trust Agreement, exercise (i) its rights and perform its duties under the Participation Agreement, (ii) the rights and perform the duties of Lessor under the Lease and (iii) its rights and perform its duties under the Trust Indenture and the other Owner Trustee Agreements;

            (c) execute, issue and deliver to Mortgagee for authentication and further delivery to the Subordination Agent the Equipment Notes in the amount and as provided in Section 2 of the Participation Agreement;

            [(d)   purchase the Aircraft pursuant to the Purchase Agreement as assigned to Owner Trustee pursuant to the Purchase Agreement Assignment;](7)

            [(e)   accept from Seller the delivery of the Aircraft Bill of Sale, the FAA Bill of Sale and the invoice with respect to such Aircraft;](8)

            [(f)   effect the registration of the Aircraft with the FAA in the name of Owner Trustee by filing or causing to be filed with the FAA: (i) the FAA Bill of Sale; (ii) an Aircraft Registration Application in the name of Owner Trustee (including, without limitation, an affidavit from Owner Trustee in compliance with the provisions of Section 47.7(c)(2) of the FAA Regulations); and (iii) this Trust Agreement;](9)

            (g) execute and deliver all agreements, documents and instruments referred to in Section 5 of the Participation Agreement to which Owner Trustee is to be a party;

            (h) execute and deliver Lease Supplement No. 1 covering the Aircraft;

            (i) execute and deliver a Trust Indenture Supplement covering the Aircraft;

---------------
(7)  Insert for New Aircraft.

(8)  Insert for New Aircraft.

(9)  Insert for New Aircraft.

            (j) [make payment to the Owner Participant of the proceeds from the sale of the Equipment Notes received by it;](10) [make payment of Lessor's Cost for the Aircraft from the aggregate amount of the Commitments for the Aircraft of Owner Participant and Loan Participant, to the extent available to Owner Trustee, in the manner provided in the Participation Agreement;](11) and

            (k) execute and deliver all such other instruments, documents or certificates and take all such other actions in accordance with the direction of Owner Participant, as Owner Participant may deem necessary or advisable in connection with the transactions contemplated by this Trust Agreement and the other Operative Agreements.

            3.2   Conditions Precedent

                  The rights and obligations of Owner Trustee to take the actions required by Section 3.1 shall be subject to the following conditions precedent:

            (a)   Owner Trustee shall have received the notice described in
Section 5.1.1 of the Participation Agreement, when and as required thereby, or shall have been deemed to have waived such notice in accordance with Section
5.1.1 of the Participation Agreement;

            [(b)   Each Participant shall have made the full amount of its
Commitment specified in Section 2.1 of the Participation Agreement available to Owner Trustee, in immediately available funds, in accordance with Sections 2 and 4 of the Participation Agreement; and](12)

            (c) Owner Participant shall have notified Owner Trustee that the terms and conditions of Section 5 of the Participation Agreement, insofar as they relate to conditions precedent to performance by Owner Participant of its obligations thereunder, have been either fulfilled to the satisfaction of, or waived by, Owner Participant. Owner Participant shall, by instructing Owner Trustee to release for filing with the FAA the FAA Filed Documents be deemed to have found satisfactory to it, or waived, all such conditions precedent.

            SECTION 4. RECEIPT, DISTRIBUTION AND APPLICATION OF INCOME FROM THE TRUST ESTATE

            4.1   Payments from Trust Estate Only

            Except as provided in Section 7, all payments to be made by Owner Trustee under this Trust Agreement shall be made only from [(a) in the case of funds made available in accordance with Section 4 of the Participation Agreement, the Commitments (except as otherwise provided in Section 14 of the



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(10) Delete for New Aircraft.

(11) Delete for New Aircraft.

(12) Delete for New Aircraft.

(13) Delete for New Aircraft.

Participation Agreement) and (b) in the case of all other payments,](13) the income from and proceeds of the Trust Estate to the extent that Owner Trustee shall have received sufficient income or proceeds from the Trust Estate to make such payments. Owner Participant agrees that it will look solely to the income from and proceeds of the Trust Estate (except as otherwise provided in Section 14 of the Participation Agreement) to the extent available for distribution to Owner Participant as provided in this Trust Agreement. Except as provided in
Section 7, Owner Participant agrees that Wells Fargo is neither personally liable to Owner Participant for any amounts payable nor subject to any other liability under this Trust Agreement.

            4.2   Distribution of Payments

                  4.2.1   Payments to Mortgagee

            Until the Trust Indenture shall have been discharged pursuant to
Section 10.01 thereof, all Rent, insurance proceeds and requisition or other payments of any kind included in the Trust Estate (other than Excluded Payments) payable to Owner Trustee shall be payable directly to Mortgagee (and, if any of the same are received by Owner Trustee, shall upon receipt be paid over to Mortgagee without deduction, set-off or adjustment of any kind) for distribution in accordance with the provisions of Article III of the Trust Indenture; PROVIDED, that any payments received by Owner Trustee from (a) Airframe Manufacturer with respect to Owner Trustee's fees and disbursements or (b) Owner Participant pursuant to Section 7 shall not be paid over to Mortgagee but shall be retained by Owner Trustee and applied toward the purpose for which such payments were made.

                  4.2.2   Payments to Owner Trustee, Other Parties

            After the Trust Indenture shall have been discharged pursuant to
Section 10.01 thereof, any payment of the type referred to in Section 4.2.1 (other than Excluded Payments) received by Owner Trustee, any payment received from Mortgagee (other than Excluded Payments) and any other amount received as part of the Trust Estate and for the application or distribution of which no provision is made in this Trust Agreement shall be distributed forthwith upon receipt by Owner Trustee in the following order of priority: FIRST, so much of such payment as shall be required to reimburse Owner Trustee for any expenses not otherwise reimbursed as to which Owner Trustee is entitled to be so reimbursed pursuant to the provisions hereof shall be retained by Owner Trustee; SECOND, the balance, if any, shall be paid to Owner Participant.

                  4.2.3   Certain Distributions to Owner Participant

            All amounts from time to time distributable by Mortgagee to Owner Participant pursuant to the Trust Indenture shall, if paid to Owner Trustee, be distributed by Owner Trustee to Owner Participant in accordance with the provisions of Article III of the Trust Indenture; PROVIDED, that any payments received by Owner Trustee from (a) Lessee with respect to Owner Trustee's fees and disbursements or (b) Owner Participant pursuant to Section 7 shall not be paid over to Owner Participant but shall be retained by Owner Trustee and applied toward the purpose for which such payments were made.



---------------
(13) Delete for New Aircraft.

                  4.2.4   Excluded Payments

            Any Excluded Payments received by Owner Trustee shall be paid by Owner Trustee to the Person to whom such Excluded Payments are payable under the provisions of the Participation Agreement, the Tax Indemnity Agreement or the Lease.

                  4.2.5   Payments to the Lessee

            Notwithstanding any other provision of any Operative Agreement to the contrary, if Lessee shall have given to Owner Trustee written notice that an amount is due to Lessee and unpaid under the Indemnity Agreement, all amounts that would otherwise be paid to Owner Participant under this Agreement shall instead be paid to Lessee until such amount owed to Lessee shall have been paid in full, PROVIDED that Lessee shall not be entitled to payment of a Primary Amount (as defined in the Indemnity Agreement) under this Section 4.2.5 if at the time Lessee gives such notice to Owner Trustee the Owner Participant is not the Airframe Manufacturer or an Affiliate of Airframe Manufacturer.

            4.3   Method of Payments

            Owner Trustee shall make distributions or cause distributions to be made to Owner Participant pursuant to this Section 4 by transferring the amount to be distributed by wire transfer in immediately available funds on the day received (or on the next succeeding Business Day if the funds to be so distributed shall not have been received by Owner Trustee by 12:00 noon, New York City time, and which funds Owner Trustee shall not have been reasonably able to distribute to Owner Participant on the day received) to Owner Participant's account set forth in Schedule 1 to the Participation Agreement or to such other account or accounts of Owner Participant as Owner Participant may designate from time to time in writing to Owner Trustee; PROVIDED, that Owner Trustee shall use reasonable efforts to invest overnight, in investments that would be permitted under Section 4.4 of the Lease, all funds received by it at or later than 12:00 noon, New York City time, and which funds Owner Trustee shall not have been reasonably able to distribute to Owner Participant on the day received).

            SECTION 5.   DUTIES OF OWNER TRUSTEE

            5.1   Notice of Event of Default

            (a) If Owner Trustee shall have knowledge of a Lease Default or a Lease Event of Default or an Indenture Default or an Indenture Event of Default, Owner Trustee shall give to Owner Participant, Mortgagee and Lessee prompt telephonic or telex notice thereof followed by prompt confirmation thereof by certified mail, postage prepaid, PROVIDED, that (i) in the case of an event which with the passage of time would constitute an Indenture Event of Default of the type referred to in paragraph (c) or (e) of Section 4.02 of the Trust Indenture, such notice shall in no event be furnished later than ten days after Owner Trustee shall first have knowledge of such event and (ii) in the case of a misrepresentation by Owner Trustee which with the passage of time would constitute an Indenture Event of Default of the type referred to in paragraph
(d) of Section 4.02 of the Trust Indenture, such notice shall in no event be furnished later than ten days after Owner Trustee shall first have knowledge of such event.

            (b) Subject to the terms of Section 5.3, Owner Trustee shall take such action or shall refrain from taking such action, not inconsistent with the provisions of the Trust Indenture, with respect to such Lease Default, Lease Event of Default, Indenture Default or Indenture Event of Default or other event as Owner Trustee shall be directed in writing by Owner Participant. For all purposes of this Trust Agreement, the Lease and the other Operative Agreements, in the absence of Actual Knowledge of Owner Trustee, Owner Trustee shall not be deemed to have knowledge of a Lease Default, Lease Event of Default, Indenture Default or Indenture Event of Default unless notified in writing by Mortgagee, Owner Participant or Lessee.

            5.2   Action upon Instructions

            Subject to the terms of Sections 5.1 and 5.3, upon the written instructions at any time and from time to time of Owner Participant, Owner Trustee will take such of the following actions, not inconsistent with the provisions of the Lease and the Trust Indenture, as may be specified in such instructions: (a) give such notice or direction or exercise such right, remedy or power under this Trust Agreement or any of the other Owner Trustee Agreements or in respect of all or any part of the Trust Estate, or take such other action, as shall be specified in such instructions (including entering into such agreements and instruments as shall be necessary under Section 10); (b) take such action to preserve or protect the Trust Estate (including the discharge of Liens) as may be specified in such instructions; (c) approve as satisfactory to it all matters required by the terms of the Lease or the other Operative Agreements to be satisfactory to Owner Trustee, it being understood that without written instructions of Owner Participant, Owner Trustee shall not approve any such matter as satisfactory to it; (d) subject to the rights of Lessee under the Operative Agreements, after the expiration or earlier termination of the Lease, convey all of Owner Trustee's right, title and interest in and to the Aircraft for such amount, on such terms and to such purchaser or purchasers as shall be designated in such instructions, or retain, lease or otherwise dispose of, or from time to time take such other action with respect to, the Aircraft on such terms as shall be designated in such instructions; and (e) take or refrain from taking such other action or actions as may be specified in such instructions.

            5.3   Limitations on Duties

            Owner Trustee shall not be required to take any action under Section
5.1 (other than the giving of the notices referred to therein) or 5.2 if Owner Trustee shall reasonably believe such action is not adequately indemnified by Owner Participant under Section 7, unless Lessee or Owner Participant agrees to furnish such additional indemnity as shall reasonably be required, in manner and form satisfactory to Owner Trustee, and, in addition to the extent not otherwise paid pursuant to the provisions of the Lease or of the Participation Agreement, to pay the reasonable compensation of Owner Trustee for the services performed or to be performed by it pursuant to such direction and any reasonable fees and disbursements of counsel or agents employed by Owner Trustee in connection therewith. Owner Trustee shall not be required to take any action under Section
5.1 or 5.2 (other than the giving of the notices referred to therein) if Owner Trustee shall have been advised by counsel that such action is contrary to the terms of any of the Owner Trustee Agreements or is otherwise contrary to Law and Owner Trustee has delivered to Owner Participant written notice of the basis for its refusal to act.

            5.4   No Duties except as Specified; No Action except as Specified

                  5.4.1   No Duties except as Specified

            Owner Trustee shall not have any duty or obligation to manage, control, use, sell, dispose of or otherwise deal with the Aircraft or any other part of the Trust Estate or to otherwise take or refrain from taking any action under, or in connection with, any of the Owner Trustee Agreements, except as expressly required by the terms of any of the Owner Trustee Agreements, or (to the extent not inconsistent with the provisions of the Trust Indenture) as expressly provided by the terms hereof or in a written instruction from Owner Participant received pursuant to the terms of Section 5.1 or 5.2, and no implied duties or obligations shall be read into this Trust Agreement against Owner Trustee. Wells Fargo agrees that it will, in its individual capacity and at its own cost or expense (but without any right of indemnity in respect of any such cost or expense hereunder or under the Participation Agreement), promptly take such action as may be necessary to duly discharge and satisfy in full all Lessor Liens attributable to it in its individual capacity which it is required to discharge pursuant to Section 7.3.1 of the Participation Agreement and otherwise comply with the terms of said Section binding upon it.

                  5.4.2   No Action except as Specified

            Owner Trustee shall have no power, right or authority to, and agrees that it will not, manage, control, use, sell, dispose of or otherwise deal with the Aircraft or any other part of the Trust Estate except (a) as expressly required by the terms of any of the Owner Trustee Agreements, (b) as expressly provided by the terms hereof or (c) as expressly provided in written instructions from Owner Participant pursuant to Section 5.1 or 5.2.

            5.5   Satisfaction of Conditions Precedent

            Anything in this Trust Agreement to the contrary notwithstanding, Owner Trustee shall, subject to the satisfaction of special counsel for Owner Trustee of the occurrence of all the applicable conditions precedent specified in Section 3.2, comply with the provisions of Section 3.1.

            5.6   Fixed Investment Trust

            Notwithstanding anything in this Trust Agreement to the contrary, Owner Trustee shall not be authorized and shall have no power to "vary the investment" of Owner Participant within the meaning of Treasury Regulations
Section 301.7701-4(c)(1), it being understood that Owner Trustee shall have the power and authority to fulfill its obligations under Section 4.3 hereof, Section
4.3.3 of the Participation Agreement and Section 4.4 of the Lease.

            SECTION 6.   OWNER TRUSTEE

            6.1   Acceptance of Trusts and Duties

            Wells Fargo accepts the trusts hereby created and agrees to perform the same as Owner Trustee but only upon the terms hereof and the Trust Indenture applicable to it. Owner Trustee also agrees to receive and disburse all monies received by it constituting part of the Trust Estate pursuant to the terms hereof. Wells Fargo shall not be answerable or accountable under any circumstances, except for (a) its own willful misconduct or gross negligence (including, without limitation, in connection with any activities of Owner Trustee in violation of Section 5.4.2), (b) its failure (in its individual capacity) to perform its obligations under Section 5.4.1, (c) its or Owner Trustee's failure to use ordinary care to receive or disburse funds or to comply with the first sentence of Section 6.8, (d) liabilities that may result from the inaccuracy of any representation or breach of warranty of it in its individual capacity (or from the failure by it in its individual capacity to perform any covenant) in this Trust Agreement, the Trust Indenture, the Lease or the Participation Agreement or elsewhere in any of the other Operative Agreements,
(e) taxes, fees or other charges on, based on or measured by any fees, commissions or compensation received by Wells Fargo in connection with the transactions contemplated by this Trust Agreement and the other Operative Agreements to which it (in its individual capacity or as Owner Trustee) is a party, (f) its or Owner Trustee's failure to use ordinary care in receiving or disbursing funds or in connection with its obligation to invest funds pursuant to Section 4 of the Participation Agreement, Section 4.4 of the Lease or Section
4.3 hereof, (g) any liability on the part of Owner Trustee arising out of its negligence or willful or negligent misconduct in connection with its obligations under Section 5.1 (other than the first sentence thereof), 6.8 or 9.2 hereof or
Section 4.01 of the Trust Indenture. Wells Fargo shall have no obligation to advance its individual funds for any purpose, and Owner Trustee shall have no obligation to distribute to Owner Participant, Lessee or any third party any amounts to be paid to Owner Trustee until such amounts are collected by Owner Trustee.

            6.2   Absence of Certain Duties

            (a) Except in accordance with written instructions furnished pursuant to Section 5.1 or 5.2 and except as provided in, and without limiting the generality of, Sections 3.1 and 5.4.1 and the last sentence of Section 9.1.2, and subject to Section 4.01 of the Trust Indenture, neither Owner Trustee nor Wells Fargo shall have any duty (i) to see to any recording or filing of any Operative Agreement or of any supplement to any thereof or to see to the maintenance of any such recording or filing or any other filing of reports with the FAA or other governmental agencies, except that of Wells Fargo to comply with the FAA reporting requirements set forth in 14 C.F.R. ss. 47.45 and 14 C.F.R. ss. 47.51, and Owner Trustee shall, to the extent that information for that purpose is timely supplied by Lessee pursuant to any of the Operative Agreements, complete and timely submit (and furnish Owner Participant with a copy of) any and all reports relating to the Aircraft that may from time to time be required by the FAA or any government or governmental authority having jurisdiction, (ii) to see to any insurance on the Aircraft or to effect or maintain any such insurance, whether or not Lessee shall be in default with respect thereto, other than to forward to Owner Participant copies of all reports and other written information which Owner Trustee receives from Lessee pursuant to Section 11 of the Lease, (iii) except as provided in Section 7.3.1 or 7.3.2 of the Participation Agreement, Section 4.01 of the Trust Indenture or
Section 5.4 or 6.1 hereof, to see to the payment or discharge of any tax, assessment or other governmental charge or any lien or encumbrance of any kind owing with respect to or assessed or levied against any part of the Trust Indenture Estate or the Trust Estate, except as provided in Section 6.3.9 of the Participation Agreement or (iv) to inspect Lessee's books and records with respect to the Aircraft at any time permitted pursuant to the Lease.

            (b) Notwithstanding clause (a), Owner Trustee will furnish to Mortgagee and Owner Participant, promptly upon receipt thereof, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and other instruments furnished to Owner Trustee under the Lease or any other Operative Agreement except to the extent to which a responsible officer of Owner Trustee reasonably believes (and confirms by telephone call with Owner Participant) that duplicates or copies thereof have already been furnished to Owner Participant by some other person.

            6.3   No Representations or Warranties as to Certain Matters

            NEITHER WELLS FARGO NOR OWNER TRUSTEE MAKES OR SHALL BE DEEMED TO HAVE MADE (a) ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE TITLE, AIRWORTHINESS, VALUE, CONDITION, DESIGN, OPERATION, MERCHANTABILITY OR FITNESS FOR USE FOR A PARTICULAR PURPOSE OF THE AIRCRAFT OR ANY PART THEREOF, AS TO THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, AS TO THE ABSENCE OF ANY INFRINGEMENT OF ANY PATENT, TRADEMARK OR COPYRIGHT, THE ABSENCE OF ANY STRICT LIABILITY OBLIGATION OR ANY OTHER REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO THE AIRCRAFT OR ANY PART THEREOF WHATSOEVER, except that Wells Fargo warrants to Owner Participant that on the Delivery Date Owner Trustee shall have received whatever title to the Aircraft that was conveyed to it and that the Aircraft shall, on the Closing Date and during the Term, be free of Lessor Liens attributable to Wells Fargo or (b) any representation or warranty as to the validity, legality or enforceability of this Trust Agreement or any other Operative Agreement to which Wells Fargo, in its individual capacity or as Owner Trustee, is a party, or any other document or instrument, or as to the correctness of any statement contained in any thereof except to the extent that any such statement is expressly made herein or therein by such party as a representation by Wells Fargo, in its individual capacity or as Owner Trustee, as the case may be, and except that Wells Fargo hereby represents and warrants that it has all corporate power and authority to execute, deliver and perform this Trust Agreement and that this Trust Agreement has been, and (assuming due authorization, execution and delivery by Owner Participant of this Trust Agreement) the other Operative Agreements to which it or Owner Trustee is a party have been (or at the time of execution and delivery of any such instrument by it or Owner Trustee under this Trust Agreement or pursuant to the terms of the Participation Agreement that such an instrument will be) duly executed and delivered by one of its officers who is or will be, as the case may be, duly authorized to execute and deliver such instruments on behalf of itself or Owner Trustee, as the case may be, and that this Trust Agreement constitutes the legal, valid and binding obligation of Wells Fargo or Owner Trustee, as the case may be, enforceable against Wells Fargo or Owner Trustee, as the case may be, in accordance with its terms.

            6.4   No Segregation of Monies; Interest

            Monies received by Owner Trustee under this Trust Agreement need not be segregated in any manner except to the extent required by Law, or except as provided in written instructions from Owner Participant, and shall be invested as provided in Section 4.3 hereof or Section 4.4 of the Lease.

            6.5   Reliance upon Certificates, Counsel and Agents

            Owner Trustee shall incur no liability to anyone in acting in good faith in reliance upon and in accordance with any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper reasonably believed by it to be genuine and reasonably believed by it to be signed by the proper party or parties. Unless other evidence in respect thereof is specifically prescribed in this Trust Agreement, any request, direction, order or demand of Owner Participant or Lessee mentioned in this Trust Agreement or in any of the other Owner Trustee Agreements shall be sufficiently evidenced by written instruments signed by the Chairman of the Board, the President, any Vice President or any other officer and in the name of Owner Participant or Lessee, as the case may be. Owner Trustee may accept a copy of a resolution of the Board of Directors or Executive Committee of Lessee, certified by the Secretary or an Assistant Secretary of Lessee as duly adopted and in full force and effect, as conclusive evidence that such resolution has been duly adopted by said Board of Directors or Executive Committee and that the same is in full force and effect. As to any fact or matter the manner of ascertainment of which is not specifically described in this Trust Agreement, Owner Trustee may, absent Actual Knowledge to the contrary, for all purposes rely on a certificate signed by the Chairman of the Board, the President, any Vice President or any other officer of Lessee, and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of Lessee, as to such fact or matter, and such certificate shall constitute full protection to Owner Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon and in accordance therewith. In the administration of trusts under this Trust Agreement, Owner Trustee may execute any of the trusts or powers and perform its powers and duties under this Trust Agreement directly or through agents or attorneys and may, at the expense of the Trust Estate, consult with counsel, accountants and other skilled persons to be selected and employed by it. Owner Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other skilled persons.

            6.6   Not Acting in Individual Capacity

            In acting under this Trust Agreement, Wells Fargo acts solely as Owner Trustee and not in its individual capacity except as otherwise expressly provided in this Trust Agreement or in the other Operative Agreements to which it is a party; and, except as may be otherwise expressly provided in this Trust Agreement, the Lease, the Participation Agreement and the Trust Indenture, all persons, other than the Owner Participant as provided in this Trust Agreement or the Trust Indenture, having any claim against Owner Trustee by reason of the transactions contemplated hereby shall look only to the Trust Estate for payment or satisfaction thereof except to the extent provided in Section 6.1 or otherwise as Owner Trustee shall expressly agree otherwise in writing.

            6.7   Fees; Compensation

            Airframe Manufacturer shall pay the Transaction Expenses and ongoing fees of Owner Trustee throughout the Term pursuant to Section 9.2 of the Participation Agreement. The Trust Estate shall not have any liability for any such fees and expenses; PROVIDED, that the foregoing shall not limit the obligations of Owner Participant under Sections 5.3 and 7; PROVIDED, that Owner

Trustee shall have a Lien upon the Trust Estate for any such fee not paid by Airframe Manufacturer as contemplated by Section 9.2 of the Participation Agreement and such Lien shall entitle Owner Trustee to priority as to payment thereof over payment to any other Person under this Trust Agreement; PROVIDED, that such Lien shall be subject and subordinate in all events to the Lien of the Trust Indenture; and PROVIDED, FURTHER, that Owner Trustee shall have no right to exercise, and shall not exercise, any rights or remedies Owner Trustee may have with respect to such Lien unless and until the Secured Obligations have been paid and performed in full.

            6.8   Tax Returns

            Owner Trustee shall be responsible for the keeping of all appropriate books and records relating to the receipt and disbursement of all monies under this Trust Agreement or any agreement contemplated hereby. Owner Participant shall be responsible for causing to be prepared and filed all income tax returns required to be filed by Owner Participant. Owner Trustee shall be responsible for causing to be prepared, at the expense of Airframe Manufacturer, all income tax returns required to be filed with respect to the trust created hereby and shall execute and file such returns; PROVIDED, that Owner Trustee shall send promptly a completed copy of such return to Owner Participant not more than sixty nor less than fifteen days prior to the due date of the return, PROVIDED, that Owner Trustee shall have timely received all necessary information to complete and deliver to Owner Participant such return. Owner Participant, upon request, will furnish Owner Trustee with all such information as may be reasonably required from Owner Participant in connection with the preparation of such income tax returns. Owner Trustee shall keep copies of all returns delivered to or filed by it.

            SECTION 7.   INDEMNIFICATION OF WELLS FARGO BY OWNER PARTICIPANT

            Owner Participant hereby agrees, whether or not any of the transactions contemplated hereby shall be consummated, to assume liability for, and hereby indemnifies, protects, saves and keeps harmless, Wells Fargo and its successors, assigns, agents and servants, from and against any and all liabilities, obligations, losses, damages, penalties, taxes (excluding any Taxes which are not required to be indemnified by Lessee pursuant to Section 9.1 or
9.3 of the Participation Agreement and excluding any taxes payable by Wells Fargo on or measured by any compensation received by Wells Fargo for its services under this Trust Agreement), claims, actions, suits, costs, expenses or disbursements (including, without limitation, reasonable legal fees and expenses, but excluding internal costs and expenses such as salaries and overhead, and including, without limitation, any liability of an owner, any strict liability and any liability without fault) of any kind and nature whatsoever which may be imposed on, incurred by or asserted against Wells Fargo (whether or not also indemnified against by Lessee under the Lease or under the Participation Agreement or also indemnified against by any other Person; PROVIDED, that Owner Participant shall be subrogated to the rights of Owner Trustee against Lessee or any other indemnitor) in any way relating to or arising out of this Trust Agreement or any of the other Operative Agreements or the enforcement of any of the terms of any thereof, or in any way relating to or arising out of the manufacture, purchase, acceptance, nonacceptance, rejection, ownership, delivery, lease, possession, use, operation, condition, sale, return or other disposition of the Aircraft (including, without limitation, latent and other defects, whether or not discoverable, and any claim for patent, trademark or copyright infringement), or in any way relating to or arising out of the administration of the Trust Estate or the action or inaction of Owner Trustee, under this Trust Agreement, except (a) in the case of gross negligence or willful misconduct on the part of Wells Fargo, in its individual capacity or as Owner Trustee, in the performance or nonperformance of its duties under this Trust Agreement or under any of the other Owner Trustee Agreements or (b) those Claims resulting from the inaccuracy of any representation or warranty of Wells Fargo (or from the failure of Wells Fargo to perform any of its covenants) in
Section 6.3 of this Trust Agreement, in Section 6.03 of the Trust Indenture, in
Section 4 of the Lease, in Section 6.3 and Section 7.3 of the Participation Agreement or elsewhere in any of the other Operative Agreements or (c) as may result from a breach by Wells Fargo of its covenant in the last sentence of
Section 5.4.1 or (d) in the case of the failure to use ordinary care on the part of Wells Fargo, in its individual capacity or as Owner Trustee, in the receipt or disbursement of funds or in connection with its obligation to invest funds pursuant to Section 4 of the Participation Agreement, Section 4.4 of the Lease or Section 4.3 hereof or in compliance with the provisions of the first sentence of Section 6.8 or (e) any liability on the part of Owner Trustee arising out of its negligence or willful or negligent misconduct in connection with its obligations under Section 5.1, 6.8 or 9.2 hereof or Section 4.01 of the Trust Indenture, or (f) those claims arising under any circumstances or upon any terms where Lessee would not have been required to indemnify Wells Fargo pursuant to
Section 9.1 or 9.3 of the Participation Agreement (disregarding for purposes of this paragraph Sections 9.1.2(b) and 9.3.2(j)); PROVIDED, that before asserting its right to indemnification, if any, pursuant to this Section 7, Wells Fargo shall first demand its corresponding right to indemnification pursuant to
Section 9 of the Participation Agreement (but need not exhaust any or all remedies available thereunder). The indemnities contained in this Section 7 extend to Wells Fargo only in its individual capacity and shall not be construed as indemnities of the Trust Indenture Estate or the Trust Estate (except to the extent, if any, that Wells Fargo has been reimbursed by the Trust Indenture Estate or the Trust Estate for amounts covered by the indemnities contained in this Section 7). The indemnities contained in this Section 7 shall survive the termination of this Trust Agreement. In addition, if necessary, Wells Fargo shall be entitled to indemnification from the Trust Estate, subject to the Lien of the Trust Indenture, for any liability, obligation, loss, damage, penalty, tax, claim, action, suit, cost, expense or disbursement indemnified against pursuant to this Section 7 to the extent not reimbursed by Lessee, Owner Participant or others, but without releasing any of them from their respective agreements of reimbursement; and, to secure the same Wells Fargo shall have a lien on the Trust Estate, subject to the lien of the Trust Indenture and subject further to the provisions of Section 6.7, which shall be prior to any interest therein of Owner Participant. The payor of any indemnity under this Section 7 shall be subrogated to any right of the person indemnified in respect of the matter as to which such indemnity was paid.

            SECTION 8.   TRANSFER OF OWNER PARTICIPANT'S INTEREST

            8.1   Transfer of Interest

            All provisions of Section 10 of the Participation Agreement shall (with the same force and effect as if set forth in full in this Section 8.1) be applicable to any assignment, conveyance or other transfer by Owner Participant of any of its right, title or interest in and to the Participation Agreement, the Trust Estate or this Trust Agreement.

            SECTION 9.   SUCCESSOR OWNER TRUSTEES; CO-TRUSTEES

            9.1   Resignation of Owner Trustee; Appointment of Successor

                  9.1.1   Resignation or Removal

            Owner Trustee or any successor Owner Trustee (a) shall resign if required to do so pursuant to Section 13.3 of the Participation Agreement or upon obtaining Actual Knowledge of any facts that would cast doubt upon its continuing status as a Citizen of the United States and (b) may resign at any time without cause by giving at least 60 days' prior written notice to Owner Participant, Mortgagee and Lessee, such resignation to be effective upon the assumption of the trusts hereunder by the successor Owner Trustee under Section
9.1.2. In addition, [subject to Section 12.1(b), Owner Participant may at any time remove Owner Trustee, but only with](14) [Owner Participant may at any time remove Owner Trustee with or without](15) cause by a notice in writing delivered to Owner Trustee, Mortgagee and Lessee, such removal to be effective upon the assumption of the trusts hereunder by the successor Owner Trustee under Section
9.1.2 [, PROVIDED, that, in the case of a removal without cause, unless a Lease Event of Default shall have occurred and be continuing, such removal shall be subject to the consent of Lessee (which consent shall not be unreasonably withheld)](16). In the case of the resignation or removal of Owner Trustee, Owner Participant may appoint a successor Owner Trustee by an instrument signed by Owner Participant, with, unless a Lease Event of Default shall have occurred and be continuing, the consent of Lessee (which consent shall not be unreasonably withheld). If a successor Owner Trustee shall not have been appointed within 30 days after such notice of resignation or removal, Owner Trustee, Owner Participant, Lessee or Mortgagee may apply to any court of competent jurisdiction to appoint a successor Owner Trustee to act until such time, if any, as a successor shall have been appointed as above provided. Any successor Owner Trustee so appointed by such court shall immediately and without further act be superseded by any successor Owner Trustee appointed as above provided within one year from the date of the appointment by such court.

                  9.1.2   Execution and Delivery of Documents, Etc.

            Any successor Owner Trustee, however appointed, shall execute and deliver to the predecessor Owner Trustee, with a copy to Owner Participant, Lessee and Mortgagee, an instrument accepting such appointment and assuming the obligations of Owner Trustee, in its individual capacity and as Owner Trustee, under the Owner Trustee Agreements, and thereupon such successor Owner Trustee, without further act, shall become vested with all the estates, properties, rights, powers, duties and trusts of the predecessor Owner Trustee in the trusts under this Trust Agreement with like effect as if originally named Owner Trustee in this Trust Agreement; but nevertheless, upon the written request of such successor Owner Trustee, such predecessor Owner Trustee shall execute and


---------------
(14) Include if OP not a Citizen of the U.S.

(15) Include if OP not a Citizen of the U.S.

(16) Delete if OP not a Citizen of the U.S.

deliver an instrument transferring to such successor Owner Trustee, upon the trusts herein expressed, all the estates, properties, rights, powers and trusts of such predecessor Owner Trustee, and such predecessor Owner Trustee shall duly assign, transfer, deliver and pay over to such successor Owner Trustee all monies or other property then held by such predecessor Owner Trustee upon the trusts herein expressed. Upon the appointment of any successor Owner Trustee under this Section 9.1, the predecessor Owner Trustee will execute such documents as are provided to it by such successor Owner Trustee and will take such further actions as are requested of it by such successor Owner Trustee as are required to cause registration of the Aircraft included in the Trust Estate to be transferred upon the records of the FAA, or other governmental authority having jurisdiction, into the name of the successor Owner Trustee.

                  9.1.3   Qualifications

            Any successor Owner Trustee, however appointed, shall be a Citizen of the United States and shall also be a bank or trust company organized under the Laws of the United States or any state thereof having a combined capital and surplus of at least $100,000,000, if there be such an institution willing, able and legally qualified to perform the duties of Owner Trustee under this Trust Agreement upon reasonable or customary terms. No such successor Owner Trustee shall be located in a jurisdiction which creates material adverse consequences for Lessee (unless such material adverse consequences would be created by substantially all jurisdictions where major banking or trust institutions are located).

                  9.1.4   Merger, Etc.

            Any corporation into which Wells Fargo may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which Wells Fargo shall be a party, or any corporation to which substantially all the corporate trust business of Wells Fargo may be transferred, shall, subject to the terms of Section 9.1.3, be Owner Trustee under this Trust Agreement without further act, PROVIDED, that such corporation shall not also be the Mortgagee.

            9.2   Co-Trustees and Separate Trustees

            (a) If at any time it shall be necessary or prudent in order to conform to any Law of any jurisdiction in which all or any part of the Trust Estate is located, or Owner Trustee being advised by counsel shall determine that it is so necessary or prudent in the interest of Owner Participant or Owner Trustee, or Owner Trustee shall have been directed to do so by Owner Participant, Owner Trustee and Owner Participant shall execute and deliver an agreement supplemental hereto and all other instruments and agreements necessary or proper to constitute another bank or trust company or one or more persons (any or all of which shall be a Citizen of the United States) approved by Owner Trustee and Owner Participant, either to act as co-trustee, jointly with Owner Trustee, or to act as separate trustee under this Trust Agreement (any such co-trustee or separate trustee being herein sometimes referred to as an "additional trustee"). In the event Owner Participant shall not have joined in the execution of such agreements' supplemental hereto within ten days after the receipt of a written request from Owner Trustee so to do, or in case a Lease Event of Default or Indenture Event of Default shall occur and be continuing, Owner Trustee may act under the foregoing provisions of this Section 9.2 without the concurrence of Owner Participant; and Owner Participant hereby appoints Owner Trustee its agent and attorney-in-fact to act for it under the foregoing provisions of this Section 9.2 in either of such contingencies.

            (b) Every additional trustee under this Trust Agreement shall, to the extent permitted by Law, be appointed and act, and Owner Trustee and its successors shall act, subject to the following provisions and conditions:

            (i) All powers, duties, obligations and rights conferred upon Owner Trustee in respect of the custody, control and management of monies, the Aircraft or documents authorized to be delivered under this Trust Agreement or under the Participation Agreement shall be exercised solely by Owner Trustee;

            (ii) All other rights, powers, duties and obligations conferred or imposed upon Owner Trustee shall be conferred or imposed upon and exercised or performed by Owner Trustee and such additional trustee jointly, except to the extent that under any Law of any jurisdiction in which any particular act or acts are to be performed (including the holding of title to the Trust Estate) Owner Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations shall be exercised and performed by such additional trustee;

            (iii) No power given to, or which it is provided hereby may be exercised by, any such additional trustee shall be exercised under this Trust Agreement by such additional trustee, except jointly with, or with the consent in writing of, Owner Trustee;

            (iv) No trustee under this Trust Agreement shall be personally liable by reason of any action or omission of any other trustee under this Trust Agreement;

            (v) Owner Participant, at any time, by an instrument in writing may remove any such additional trustee. In the event that Owner Participant shall not have joined in the execution of any such instrument within ten days after the receipt of a written request from Owner Trustee so to do, Owner Trustee shall have the power to remove any such additional trustee without the concurrence of Owner Participant; and Owner Participant hereby appoints Owner Trustee its agent and attorney-in-fact to act for it in such connection in such contingency; and

            (vi) No appointment of, or action by, any additional trustee will relieve Owner Trustee of any of its obligations under, or otherwise affect any of the terms of, the Trust Indenture or affect the interests of Mortgagee or the Note Holders in the Trust Indenture Estate.

            (c) In case any separate trustee under this Section 9.2 shall die, become incapable of acting, resign or be removed, the title to the Trust Estate and all rights and duties of such separate trustee shall, so far as permitted by Law, vest in and be exercised by Owner Trustee, without the appointment of a successor to such separate trustee.

            SECTION 10. SUPPLEMENTS AND AMENDMENTS TO TRUST AGREEMENT AND OTHER DOCUMENTS

            10.1  Supplements and Amendments and Delivery Thereof

                  10.1.1   Supplements and Amendments

            Subject to Section 7.2.2 of the Participation Agreement, this Trust Agreement may not be amended, supplemented or otherwise modified except by an instrument in writing signed by Owner Trustee and Owner Participant. Subject to
Section 10.2, Section 9.01 of the Trust Indenture and Section 7.6.7 of the Participation Agreement, Owner Trustee will execute any amendment, supplement or other modification of this Trust Agreement or of any other Owner Trustee Agreement which it is requested in writing to execute by Owner Participant, except that Owner Trustee shall not execute any such amendment, supplement or other modification which, by the express provisions of any of the above documents, requires the consent of any other party unless such consent shall have been obtained; and PROVIDED, that, without the prior written consent of Owner Participant, (a) no such supplement, amendment or modification shall (i) modify any of the provisions of Section 4 or this Section 10.1, (ii) reduce, modify or amend any indemnities in favor of Owner Participant as set forth in
Section 9 of the Participation Agreement or in the Tax Indemnity Agreement,
(iii) reduce the amount or extend the time of payment of Basic Rent, Supplemental Rent, Stipulated Loss Value or Termination Value as set forth in the Lease (except in accordance with Section 3 of the Lease) or (iv) modify any of the rights of Owner Participant under the Trust Indenture and (b) no such supplement, amendment or modification shall require Owner Participant to invest or advance funds or shall entail any additional personal liability or the surrender of any indemnification, claim or individual right on the part of Owner Participant with respect to any agreement or obligation.

                  10.1.2   Delivery of Amendments and Supplements to Certain
            Parties

            A signed copy of each amendment or supplement referred to in Section
10.1.1 to which Lessee is not a party shall be delivered promptly by Owner Trustee to Lessee, and a signed copy of each amendment or supplement referred to in Section 10.1.1 shall be delivered promptly by Owner Trustee to Mortgagee.

            10.2  Discretion as to Execution of Documents

            Prior to executing any document required to be executed by it pursuant to the terms of Section 10.1, Owner Trustee shall be entitled to receive an opinion of its counsel to the effect that the execution of such document is authorized under this Trust Agreement. If in the opinion of Owner Trustee any such document adversely affects any right, duty, immunity or indemnity in favor of Owner Trustee under this Trust Agreement or under any other Owner Trustee Agreement, Owner Trustee may in its discretion decline to execute such document unless Owner Trustee is furnished with indemnification from Lessee or any other party upon terms and in amounts reasonably satisfactory to Owner Trustee to protect the Trust Estate and the Owner Trustee against any and all liabilities, costs and expenses arising out of the execution of such documents.

            10.3  Absence of Requirements as to Form

            It shall not be necessary for any written request furnished pursuant to Section 10.1 to specify the particular form of the proposed documents to be executed pursuant to such Section 10.1, but it shall be sufficient if such request shall indicate the substance thereof.

            10.4  Distribution of Documents

            Promptly after the execution by Owner Trustee of any document entered into pursuant to Section 10.1, Owner Trustee shall mail, by certified mail, postage prepaid, a conformed copy thereof to Owner Participant, but the failure of Owner Trustee to mail such conformed copy shall not impair or affect the validity of such document.

            10.5 No Request Needed as to Lease Supplement and Trust Indenture Supplement

            No written request pursuant to Section 10.1 shall be required to enable Owner Trustee to enter into, pursuant to Section 3.1 and the Lease or the Trust Indenture, as the case may be, the Lease Supplement with Lessee and the Trust Indenture Supplement.

            SECTION 11. MISCELLANEOUS

            11.1  Termination of Trust Agreement

            This Trust Agreement and the trusts created hereby shall be of no further force or effect upon the earlier of (a) both the final discharge of the Trust Indenture pursuant to Section 10.01 thereof and the sale or other final disposition by Owner Trustee of all property constituting part of the Trust Estate and the final distribution by Owner Trustee of all monies or other property or proceeds constituting part of the Trust Estate in accordance with
Section 4, PROVIDED, that at such time Lessee shall have fully complied with all of the terms of the Lease and the Participation Agreement or (b) 21 years less one day after the death of the last survivor of all of the descendants of the grandparents of David C. Rockefeller living on the date of the earliest execution of this Trust Agreement by any party hereto, but if this Trust Agreement and the trusts created hereby shall be or become authorized under applicable Law to be valid for a period commencing on the 21st anniversary of the death of such last survivor (or, without limiting the generality of the foregoing, if legislation shall become effective providing for the validity of this Trust Agreement and the trusts created hereby for a period in gross exceeding the period for which this Trust Agreement and the trusts created hereby are hereinabove stated to extend and be valid), then this Trust Agreement and the trusts created hereby shall not terminate under this clause (b) but shall extend to and continue in effect, but only if such nontermination and extension shall then be valid under applicable Law, until the day preceding such date as the same shall, under applicable Law, cease to be valid; otherwise this Trust Agreement and the trusts created hereby shall continue in full force and effect in accordance with the terms hereof. Except as expressly set forth in
Section 11.2, this Trust Agreement and the trusts created hereby may not be revoked by Owner Participant.

            11.2  Termination at Option of the Owner Participant

            Notwithstanding Section 11.1 hereof, this Agreement and trust created hereby shall terminate and the Trust Estate shall be distributed to the Owner Participant, and this Agreement shall be of no further force and effect, upon the election of the Owner Participant by notice to the Owner Trustee, if such notice shall be accompanied by the written agreement (in form and substance satisfactory to the Owner Trustee) of the Owner Participant assuming all obligations of the Owner Trustee under or contemplated by the Operative Agreements or incurred by it as trustee hereunder and releasing the Owner Trustee therefrom; provided, however, that such notice may be given only after the time the Lien of the Trust Indenture is discharged under Section 10.01 of the Trust Indenture and after the Lease shall no longer be in effect.

            11.3  Owner Participant Has No Legal Title in Trust Estate

            Owner Participant shall not have legal title to any part of the Trust Estate. No transfer, by operation of Law or otherwise, of any right, title and interest of Owner Participant in and to the Trust Estate under this Trust Agreement shall operate to terminate this Trust Agreement or the trusts under this Trust Agreement or entitle any successors or transferees of Owner Participant to an accounting or to the transfer of legal title to any part of the Trust Estate.

            11.4  Assignment, Sale, etc. of Aircraft

            Any assignment, sale, transfer or other conveyance of the Aircraft by Owner Trustee made pursuant to the terms of this Trust Agreement or of the Lease or the Participation Agreement shall bind Owner Participant and shall be effective to transfer or convey all right, title and interest of Owner Trustee and Owner Participant in and to the Aircraft. No purchaser or other grantee shall be required to inquire as to the authorization, necessity, expediency or regularity of such assignment, sale, transfer or conveyance or as to the application of any sale or other proceeds with respect thereto by Owner Trustee.

            11.5  Trust Agreement for Benefit of Certain Parties Only

            Except for the terms of Section 10 of the Participation Agreement incorporated in Section 8 and except as otherwise provided in Sections 4.2.5, 5.1, 6.7, 9, 10.1, 11.1 and 11.2, nothing in this Trust Agreement, whether express or implied, shall be construed to give any person other than Owner Trustee and Owner Participant any legal or equitable right, remedy or claim under or in respect of this Trust Agreement; and this Trust Agreement shall be held to be for the sole and exclusive benefit of Owner Trustee and Owner Participant.

            11.6  Citizenship of Owner Participant

            If at any time there shall be more than one Owner Participant, then any Owner Participant who shall cease to be a Citizen of the United States shall have no voting or similar rights under this Trust Agreement and shall have no right to direct, influence or limit the exercise of, or to prevent the direction or influence of, or place any limitation on the exercise of, Owner Trustee's authority or to remove Owner Trustee.

            11.7  Notices

            Unless otherwise expressly permitted by the terms of this Trust Agreement, all notices, requests, demands, authorizations, directions, consents, waivers and other communications required or permitted to be made, given, furnished or filed under this Trust Agreement shall be in writing, shall refer specifically to this Trust Agreement and shall be personally delivered, sent by telecopy, telex or other means of electronic facsimile or telecommunication transmission, sent by registered mail or certified mail, return receipt requested, postage prepaid, or sent by overnight courier service, in each case to the respective telex, telecopy or other number or address set forth for such party in Schedule 1 to the Participation Agreement, or to such other telex, telecopy or other number or address as each party hereto may hereafter specify by notice to the other parties hereto. Each such notice, request, demand, authorization, direction, consent, waiver or other communication shall be effective when received or, if made, given, furnished or filed (a) by telecopy or other means of electronic facsimile or telecommunication transmission, when confirmed, or (b) by registered or certified mail, three Business Days after being deposited, properly addressed, in the U.S. mail.

            11.8  Severability

            If any provision of this Trust Agreement shall be held invalid, illegal or unenforceable in any respect in any jurisdiction, then, to the extent permitted by Law, (a) all other provisions hereof shall remain in full force and effect in such jurisdiction and (b) such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of such provision in any other jurisdiction. If, however, any Law pursuant to which such provisions are held invalid, illegal or unenforceable may be waived, such Law is hereby waived by the parties hereto to the full extent permitted, to the end that this Trust Agreement shall be deemed to be a valid and binding agreement in all respects, enforceable in accordance with its terms.

            11.9  Waivers, Etc.

            No term or provision hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing entered into in compliance with the terms of Section 10; and any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given.

            11.10 Counterparts

            This Trust Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, and all of which counterparts, taken together, shall constitute one and the same instrument.

            11.11 Binding Effect, Etc.

            All covenants and agreements contained in this Trust Agreement shall be binding upon, and inure to the benefit of, Owner Trustee and its successors and assigns, and Owner Participant and its successors and, to the extent permitted by Section 8, assigns. Any request, notice, direction, consent, waiver or other instrument or action by Owner Participant shall bind its successors and assigns.

            11.12 Headings; References

            The headings and the table of contents used in this Trust Agreement are for convenience of reference only and shall not define or limit any of the terms or provisions hereof and shall not in any way affect the construction of, or be taken into consideration in interpreting, this Trust Agreement.

            11.13 Name of the Trust

            The name of the trust created hereby shall be "XJT Owner Trust [TN]" and such name may (but need not) be used in any correspondence and filings made with respect to the security interest granted under the Trust Indenture or otherwise by the Owner Trustee in connection with the trust created hereby.

            11.14 Governing Law

            THIS TRUST AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY THE LAWS OF THE STATE OF UTAH, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS.

            [SECTION 12.  CERTAIN LIMITATIONS

            12.1  Limitations on Control; Exceptions

            (a) Notwithstanding any other provision of this Agreement, at any time that the Owner Participant is not a citizen of the United States as defined in 49 U.S.C. Section 40102(a)(15) (a "Citizen"), the Owner Participant shall have no rights or powers to direct, influence, or control the Owner Trustee in the performance of the Owner Trustee's duties under this Agreement in connection with matters involving the ownership and operation of the Aircraft by the Owner Trustee. In all matters involving the ownership and operation of the Aircraft by the Owner Trustee, the Owner Trustee shall have absolute and complete discretion in connection therewith and shall be free of any kind of influence or control whatsoever by the Owner Participant at any time that the Owner Participant is not a Citizen, and the Owner Trustee shall exercise its duties under this Agreement in connection with all matters involving the ownership and operation of the Aircraft by the Owner Trustee as it, in its discretion, shall deem necessary to protect the interests of the United States, notwithstanding any countervailing interest of any foreign power that, or whose citizens, may have a direct or indirect interest in the Owner Participant and any such action by the Owner Trustee shall not be considered malfeasance or in breach of any obligation that the Owner Trustee might otherwise have to the Owner Participant; PROVIDED, HOWEVER, that subject to the foregoing limitations, the Owner Trustee shall exercise its discretion in all matters involving the ownership and operation of the Aircraft by the Owner Trustee with due regard for the interests of the Owner Participant. In exercising any of its rights and duties under this Agreement in connection with matters that may arise not relating to the ownership and operation of the Aircraft, the Owner Trustee shall be permitted to seek the advice of the Owner Participant before taking, or refraining from taking, any action with respect thereto. The Owner Trustee shall notify the Owner Participant of its exercise of rights and duties under the Trust Agreement in connection with matters involving the ownership and operation of the Aircraft by the Owner Trustee.

            (b) At any time the Owner Participant is not a Citizen of the United States, the Owner Participant shall have no rights or powers to remove the Owner Trustee except with cause, including without limitation for gross negligence, willful misconduct, misfeasance, malfeasance, or nonfeasance in, or material breach of, its duties under the Trust Agreement or applicable law.

            (c) Subject to the requirements of subsection (a) above, the Owner Trustee will not, without the prior written consent of the Owner Participant,
(a) sell, mortgage, pledge, or otherwise dispose of the Aircraft or other assets held in the trust estate relating thereto, except as otherwise provided for in this Agreement, or (b) amend the Lease or other Operative Documents or give any consents thereunder.

            (d) Notwithstanding any other provision of this Section 12.1, the Owner Participant shall be entitled to receive from the Owner Trustee, or otherwise, and the Owner Trustee shall not be entitled to retain, all rent, payment, and insurance proceeds, and other payments of any kind or nature whatsoever payable to the Owner Participant pursuant to the Trust Agreement or any other Operative Agreements in the same manner as if the power of management and control had not been transferred to the Owner Trustee as provided in this
Section 12.1.

            (e) The purpose of this Section 12.1 is to give the Owner Trustee the power to manage and control the Aircraft with respect to matters involving the ownership and operation of the Aircraft by the Owner Trustee so as to assure that (a) the Aircraft shall be controlled with respect to such matters by a Citizen of the United States, (b) if the Owner Participant is not a Citizen of the United States, the Owner Participant shall have no power to influence or control the exercise of the Owner Trustee's authority with respect to such matters, and (c) the Owner Trustee shall be able to give the affidavit required by Section 47.7(c)(2)(iii) of the Federal Aviation Regulations, 14 C.F.R. 47.7(c)(2)(iii). The restrictions and requirements of this Section 12.1 shall be construed in furtherance of such purpose.

            (f) If persons who are not "citizens of the United States" as defined in 49 U.S.C. section 40102(a)(15) or resident aliens have the power to direct or remove the Owner Trustee, either directly or indirectly through the control of another person, those persons together may not have more than 25% of the aggregate power to direct or remove the Owner Trustee. Nothing in this paragraph prevents those Persons from having more than 25% of the beneficial interest in the Trust Estate.](17)

                    [This space intentionally left blank.]


---------------
(17) Include Section 12 if OP not a Citizen of the U.S.

            IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.


                                          [OP]



                                          By _______________________________
                                             Name:
                                             Title:


                                          WELLS FARGO BANK NORTHWEST,
                                            NATIONAL ASSOCIATION



                                          By _______________________________
                                             Name:
                                             Title: